Exhibit 10-e

TIME WARNER INC.
2013 STOCK INCENTIVE PLAN

1.	Purpose of the Plan
The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors and advisors and to motivate such employees, directors and advisors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees, directors and advisors will have in the welfare of the Company as a result of their proprietary interest in the Company's success.
2.	Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a) "Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.
(b) "Affiliate" means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect equity interest of at least 20%, measured by reference to vote or value.
(c) "Award" means an Option, SAR, award of Restricted Stock, or Other Stock-Based Award granted pursuant to the Plan.
(d) "Board" means the Board of Directors of the Company.
(e) "Change in Control" means the occurrence of any of the following events:
(i)
any "Person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (other than the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "Beneficial Owner" within the meaning of Rule 13d-3 promulgated under the Act of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

(ii)
a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;

(iii)
a reorganization, recapitalization, merger, consolidation or similar form of corporate transaction, or the sale, transfer, or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate (each of the foregoing events, a "Corporate Transaction") involving the Company, unless securities representing 60% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction,

(iv)
including a corporation that, as a result of such transaction owns all or substantially all of the Company's assets (or the direct or indirect parent of such corporation), are held immediately subsequent to such transaction by the person or persons who were the beneficial holders of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(v)
the liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in clause (iii) above that does not otherwise constitute a Change in Control.

(f) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.
(g) "Committee" means the Compensation and Human Development Committee of the Board or its successor, or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan or a subcommittee of the Compensation and Human Development Committee (or such other committee) established by the Compensation and Human Development Committee (or such other committee).
(h) "Company" means Time Warner Inc., a Delaware corporation.

(i) "Effective Date" means the date the Board approves the Plan.
(j) "Employment" means (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates or (ii) a Participant's services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided, however that unless otherwise determined by the Committee, a change in a Participant's status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.
(k) "Fair Market Value" means, on a given date, (i) if there is a public market for the Shares and the Shares are listed on the New York Stock Exchange ("NYSE"), the closing sale price of the Shares on such date as reported on the NYSE Composite Tape, or, if the Shares are no longer listed on the NYSE, then the closing price of the Shares on such date as reported by such other national securities exchange or quotation system on which the Shares then have their primary listing or quotation; provided that, if no sale of Shares shall have been reported on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used, and (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.
(l) "ISO" means an Option that is also an incentive stock option granted pursuant to Section 6(d).
(m) "Option" means a stock option granted pursuant to Section 6.
(n) "Option Price" means the price for which a Share can be purchased upon exercise of an Option, as determined pursuant to Section 6(a).
(o) "Other Stock-Based Awards" means awards granted pursuant to Section 9.
(p) "Participant" means an employee, prospective employee, director or advisor of the Company or an Affiliate who is selected by the Committee to participate in the Plan.
(q) "Performance-Based Awards" means certain Other Stock-Based Awards granted pursuant to Section 9(b).
(r) "Plan" means the Time Warner Inc. 2013 Stock Incentive Plan, as amended from time to time.
(s) "Plan Share Limit" has the meaning set forth in Section 3.
(t) "Restricted Stock" means any Share granted under Section 8.

(u) "Section 162(m)" means Section 162(m) of the Code and the Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.
(v) "Section 409A" means Section 409A of the Code and the Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.
(w) Shares" means shares of common stock of the Company, $.01 par value per share.
(x) "SAR" means a stock appreciation right granted pursuant to Section 7.
(y) "Subsidiary" means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.
(z) "Substitute Awards" has the meaning set forth in Section 4(c).
(aa) "Unrestricted Pool" means a number of Shares equal to 5% of the Plan Share Limit.
3.	Shares Subject to the Plan
Subject to adjustment as provided in Section 10, the total number of Shares available for issuance under the Plan (the "Plan Share Limit") shall be equal to 36,507,447, of which, no more than 31,292,097 may be issued in the form of Restricted Stock or Other Stock-Based Awards payable in Shares and no more than 3,129,209 may be issued with respect to ISOs. The maximum aggregate number of Shares with respect to which Awards may be granted during a calendar year, net of any Shares which are subject to Awards (or portions thereof) which, during such year, terminate or lapse without payment of consideration, shall be equal to 1.5% of the number of Shares outstanding on December 31 of the preceding calendar year. The maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be 2,607,674 in the case of Options or SARs, 1,043,069 in the case of Restricted Stock and 1,043,069 in the case of Other Stock-Based Awards; provided that the maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be 2,607,674. In the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted in a calendar year to any Participant shall be equal to the Fair Market Value of a Share as of the relevant grant date multiplied by the maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant.
The number of Shares available for issuance under the Plan shall be reduced by the full number of Shares covered by Awards granted under the Plan (including, without limitation, the full number of Shares covered by any SAR, regardless of whether any such SAR or other Award covering Shares under the Plan is ultimately settled in cash or by delivery of Shares); provided, however, that the number of Shares covered by Awards (or portions thereof) that are forfeited or that otherwise terminate or lapse without the payment of consideration in respect thereof shall again become available for issuance under the Plan; and provided further that any Shares that are forfeited after the actual issuance of such Shares to a Participant under the Plan shall not become available for re-issuance under the Plan.

4.	Administration
(a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "independent directors" within the meaning of the rules of the NYSE or, if the Shares are no longer listed on the NYSE, the rules of such other national securities exchange or quotation system on which the Shares then have their primary listing or quotation, "non-employee directors" within the meaning of Rule 16b-3 under the Act and, to the extent required by Section 162(m), "outside directors" within the meaning thereof. In addition, to the extent permitted or not prohibited by the Delaware General Corporation Law, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that such delegated authority shall not include the authority to grant Awards to any individual who is subject to Section 16 of the Act and any grants made pursuant to such delegated authority are consistent with guidelines established by the Committee from time to time.
(b) The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan, and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions, subject to Sections 8(a) and 9(a)).
(c) Subject to the restrictions on "repricing" of Options and SARs as set forth in Section 5(b), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines ("Substitute Awards"). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for ISOs under the Plan.
(d) The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their successors).

(e) The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant, vesting or payout of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.
5.	Limitations
(a) No Award may be granted under the Plan after August 31, 2017, but Awards granted prior to such date may extend beyond that date.
(b) Notwithstanding any provision herein to the contrary, the repricing of an Option or SAR, once granted hereunder, is prohibited without the prior approval of the Company's stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price other than a decrease in exercise price that occurs as a result of an adjustment made in connection with a change in capitalization or similar change in the outstanding Shares pursuant to Section 10(a) below; (ii) any other action that is treated as a "repricing" under U.S. generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change in the outstanding Shares permitted under Section 10(a) below. Any such cancellation and exchange described in clause (iii) (other than in connection with a change permitted under Sections 10(a) and 10(b) below) will be considered a "repricing" regardless of whether it is treated as a "repricing" under U.S. generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
(c) With respect to any Awards granted to a Participant who is a non-employee member of the Board at the time of grant, such Awards shall be made pursuant to formulas established by the Board in advance of such grant. Any such Awards shall be made at the time such a Participant first becomes a member of the Board and, thereafter, on an annual basis at or following the annual meeting of stockholders. Such formulas may include any one or more of the following: (i) a fixed number of Options or SARs or a number of Options determined by reference to a fixed dollar amount (calculated based on the Fair Market Value of a Share on the date of grant and the Black-Scholes methodology for valuing Options and SARs), (ii) a fixed number of Shares of Restricted Stock or a number of Shares of Restricted Stock determined by reference to a fixed dollar amount (calculated based on the Fair Market Value of a Share on the date of grant), and (iii) Other Stock-Based Awards determined either by reference to a fixed number of Shares or to a fixed dollar amount (calculated based on the Fair Market Value of a Share on the date of grant).

6.	Terms and Conditions of Options
Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine, and as evidenced by the related Award agreement:
(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.
(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.
(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Shares are issued to the Participant.
(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. ISOs may be granted only to employees of the Company or any Subsidiary. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in the Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.
7.	Terms and Conditions of SARs
(a) Grants. The Committee may grant (i) a SAR independent of an Option or (ii) a SAR in connection with an Option, or a portion thereof. A SAR granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).
(b) Terms. The exercise price per Share of a SAR shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the SAR is granted; provided, however, that notwithstanding the foregoing in the case of a SAR granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each SAR granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the SAR. Each SAR granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. SARs may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the SAR is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for SARs, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares covered by SARs until the Shares are issued to the Participant.
(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of SARs as it may deem fit, but in no event shall a SAR be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

8.	Restricted Stock
(a) Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Notwithstanding any other provision of the Plan, (i) Awards of Restricted Stock that are subject to time-based vesting, but not performance-based vesting (other than an Award of Restricted Stock relating to Shares in the Unrestricted Pool) shall not fully vest until the completion of a vesting period of at least three years from the date of grant, subject to earlier vesting in whole or in part in the event of a Change in Control or the death, disability or other termination of the Participant's Employment, and (ii) Awards of Restricted Stock that are subject to vesting upon the attainment of performance objectives shall have a minimum performance period of one year. An Award of Restricted Stock that relates to Shares in the Unrestricted Pool shall be subject to vesting over such period as the Committee shall specify.
(b) Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Shares of Restricted Stock may be evidenced in such manner as the Committee shall determine in its sole discretion. If certificates representing Shares of Restricted Stock are registered in the name of the applicable Participant, the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions have lapsed. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver a certificate or other evidence of ownership of the Shares to the Participant.
(c) Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Shares of Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion; provided that, for Shares of Restricted Stock that are subject to vesting upon the attainment of a performance goal, dividends may be withheld and paid only with respect to those Shares of Restricted Stock for which the Committee certifies that the performance goal has been met and the Restricted Stock vests. Unless the applicable Award agreement provides otherwise and subject to Section 19, dividends that have been withheld until the Shares of Restricted Stock have vested shall be paid within 60 days after the certification is made by the Committee.
(d) Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 8 may, at the discretion of the Committee, be granted in a manner that is intended to be deductible by the Company under Section 162(m). The restrictions applicable to such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period of not less than one year established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates. The performance goals, which must be objective, shall be based on one or more of the criteria set forth in Section 9(b) below. The criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the extent consistent with Section 162(m), the performance goals may be calculated with such adjustments as the Committee deems appropriate in its sole discretion to exclude the effects of extraordinary, unusual or nonrecurring items and to reflect other factors that the Committee deems appropriate, including without limitation, (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, (iii) the effects of a merger or acquisition, (iv) asset write-downs, (v) litigation judgments or settlements, and (vi) restructuring or severance charges. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares. No such restrictions shall lapse for such performance period until such certification is made by the Committee. Unless the Committee otherwise provides in an Award agreement, any related dividend equivalents that have vested shall be paid within 60 days after such certification is made by the Committee.

9.	Other Stock-Based Awards
(a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"), including, but not limited to, Shares awarded as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, restricted stock units, performance stock units, dividend equivalent units, stock equivalent units, and deferred stock units. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Notwithstanding any other provision of the Plan, (i) Other Stock-Based Awards settled in Shares that are subject to time-based vesting, but not performance-based vesting (other than an Award that relates to Shares in the Unrestricted Pool), shall not fully vest until the completion of a vesting period of at least three years from the date of grant, subject to earlier vesting in whole or in part in the event of a Change in Control or the death, disability or other termination of the Participant's Employment, and (ii) Other Stock-Based Awards settled in Shares that are subject to vesting upon the attainment of performance objectives shall have a minimum performance period of one year, and dividend equivalents for such Other Stock-Based Awards that are subject to the attainment of performance objectives may be accrued and paid only with respect to the Shares for which the performance objective is certified by the Committee as having been achieved. Other Stock-Based Awards that are subject to time-based vesting, but not performance-based vesting, and that relate to Shares in the Unrestricted Pool shall be subject to vesting over such period as the Committee shall specify. Unless the applicable Award agreement provides otherwise and subject to Section 19, Other Stock-Based Awards shall be settled within 60 days following the end of the year in which such Awards vest.
(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of not less than one year established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates. The performance goals, which must be objective, shall be based on one or more of the following criteria: (i) operating income before depreciation and amortization ("OIBDA"), including adjusted OIBDA; (ii) operating income, including adjusted operating income; (iii) net income, including adjusted net income; (iv) earnings per share, including adjusted earnings per share; (v) return on stockholders' equity; (vi) revenues or sales; (vii) free cash flow; (viii) return on invested capital, including adjusted return on invested capital; (ix) total stockholder return; (x) cash flow from operations; (xi) stock price; (xii) margins; (xiii) reductions in expenses; and (xiv) completion or progress on the achievement of significant transactions, acquisitions, divestitures, and/or projects or processes. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the extent consistent with Section 162(m), the performance goals may be calculated with such adjustments as the Committee deems appropriate in its sole discretion to exclude the effects of extraordinary, unusual or nonrecurring items and to reflect other factors that the Committee deems appropriate, including without limitation, (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, (iii) the effects of a merger or acquisition, (iv) asset write-downs, (v) litigation judgments or settlements, and (vi) restructuring or severance charges. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. Except as otherwise provided in an Award agreement and subject to Section 19, the amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant within 60 days following such determination by the Committee.

10.	Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a) Generally. In the event of any change in the outstanding Shares (including, without limitation, the value thereof) after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, combination, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to holders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 19), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Options or SARs, Restricted Stock or Other Stock-Based Awards) may be granted during a calendar year to any Participant, (iii) the Option Price of any Option or exercise price of any SAR and/or (iv) any other affected terms of such Awards.
(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 19), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate Option Price of such Options or exercise price of such SARs, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, (D) provide that for a period of at least 30 days prior to the Change in Control, Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect or (E) take such other action with respect to Awards as the Committee shall determine to be appropriate in its discretion.
11.	No Right to Employment or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company's or any Affiliate's right to terminate the Employment of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.	Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.
13.	Nontransferability of Awards
Unless otherwise determined by the Committee (and subject to the limitation that in no circumstances may an Award may be transferred by the Participant for consideration or value), an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
14.	Amendments or Termination
The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the stockholders of the Company, (i) if such action would (except as is provided in Section 10(a) of the Plan) increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares of Restricted Stock or Other Stock-Based Awards that may be awarded hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (ii) if stockholder approval for such action is otherwise required by (A) any applicable law or regulation, (B) the rules of the NYSE or, if the Shares are not then listed on the NYSE, the rules of such other national securities exchange or quotation system on which the Shares then have their primary listing or quotation or (C) Section 162(m) (taking into consideration the exception provided by Treas. Reg. § 1.162-27(f)(iii)(4)), or (iii) to change the class of individuals eligible to receive ISOs; (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; or (c) to Section 5(b) of the Plan, relating to repricing of Options or SARs, to permit such repricing, without the prior approval of the Company's stockholders; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.
15.	International Participants
With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to address differences in local law or tax policies or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

16.	Other Benefit Plans
All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.
17.	Choice of Law
The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws and, except as otherwise provided in the pertinent Award agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.
18.	Effectiveness of the Plan
The Plan shall be effective as of the Effective Date, subject to the approval of the stockholders of the Company.
19.	Section 409A
It is intended that the provisions of the Plan comply with Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
No Participant or the creditors of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
Notwithstanding any other provisions in the Plan or any Award agreement to the contrary, in the event that it is reasonably determined by the Company that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A. If, at the time of a Participant's separation from service (within the meaning of Section 409A), (A) such Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. To the extent any amount made under the Plan to which Section 409A applies is payable in two or more installments, each installment payment shall be treated as a separate and distinct payment for purposes of Section 409A.

Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant's account in connection with an Award (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.